Exhibit (d)(20)

AMENDMENT NO. 19

TO INVESTMENT ADVISORY AGREEMENT

(Thrivent Series Fund, Inc.)

Thrivent Financial for Lutherans (“TFL”) and Thrivent Series Fund, Inc. (“TSF”) hereby agree that the Investment Advisory Agreement between TFL and TSF dated April 10, 2002, as amended (the “Agreement”), is hereby amended to reflect that effective April [    ], 2020, Thrivent ESG Index Portfolio, Thrivent International Index Portfolio, Thrivent Mid Cap Growth Portfolio and Thrivent Mid Cap Value Portfolio shall each be deemed a “Portfolio” under the terms of the Agreement. A revised Schedule I is attached hereto.

THRIVENT SERIES FUND, INC.

By
David S. Royal
President and Chief Investment Officer

THRIVENT FINANCIAL FOR LUTHERANS

By
Gerard V. Vaillancourt
Vice President and Mutual Funds Chief Financial Officer

SCHEDULE I

(effective April [    ], 2020)

Thrivent Large Cap Growth Portfolio

0.40%

Thrivent High Yield Portfolio

0.40%

Thrivent Income Portfolio

0.40%

Thrivent Money Market Portfolio

0.35%

Thrivent All Cap Portfolio

$0-$250 million	0.55%
More than $250 million	0.50%

Thrivent Partner Growth Stock Portfolio

$0-$250 million	0.65%
More than $250 million but not over $500 million	0.625%
More than $500 million but not over $1 billion	0.60%
More than $1 billion	0.55%

Thrivent Large Cap Value Portfolio

0.60%

Thrivent Limited Maturity Bond Portfolio

0.40%

Thrivent Small Cap Stock Portfolio

$0-$200 million	0.70%
More than $200 million but not over $1 billion	0.65%
More than $1 billion but not over $2.5 billion	0.60%
More than $2.5 billion but not over $5 billion	0.55%
More than $5 billion	0.525%

Thrivent Small Cap Index Portfolio

$0-$1.5 billion	0.20%
More than $1.5 billion but not over $2.0 billion	0.15%
More than $2.0 billion	0.10%

Thrivent Mid Cap Stock Portfolio

$0-$200 million	0.70%
More than $200 million but not over $1 billion	0.65%
More than $1 billion but not over $2.5 billion	0.60%
More than $2.5 billion but not over $5 billion	0.55%

More than $5 billion	0.525%

Thrivent Mid Cap Index Portfolio

$0-$1.5 billion	0.20%
More than $1.5 billion but not over $2.0 billion	0.15%
More than $2.0 billion	0.10%

Thrivent Global Stock Portfolio

$0-$500 million	0.65%
More than $500 million but not over $750 million	0.575%
More than $750 million but not over $1 billion	0.55%
More than $1 billion but not over $2.5 billion	0.475%
More than $2.5 billion but not over $5 billion	0.45%
More than $5 billion	0.425%

Thrivent Large Cap Index Portfolio

$0-$1.5 billion	0.20%
More than $1.5 billion but not over $2.0 billion	0.15%
More than $2.0 billion	0.10%

Thrivent Real Estate Securities Portfolio

$0-$500 million	0.75%
More than $500 million	0.70%

Thrivent Low Volatility Portfolio

$0-$100 million	0.60%
More than $100 million	0.50%

Thrivent Multidimensional Income Portfolio

$0-$100 million	0.55%
More than $100 million	0.50%

Thrivent Balanced Income Plus Portfolio

$0-$500 million	0.55%
More than $500 million but not over $1 billion	0.50%
More than $1 billion but not over $2.5 billion	0.475%
More than $2.5 billion but not over $5 billion	0.45%
More than $5 billion	0.425%

Thrivent Diversified Income Plus Portfolio

0.40%

Thrivent Government Bond Portfolio

$0-$250 million	0.35%
More than $250 million but not over $500 million	0.30%
More than $500 million but not over $1 billion	0.25%
More than $1 billion but not over $1.5 billion	0.20%
More than $1.5 billion but not over $2 billion	0.15%
More than $2 billion	0.10%

Thrivent Opportunity Income Plus Portfolio

$0-$500 million	0.50%
More than $500 million	0.45%

Thrivent Aggressive Allocation Portfolio

$0-$5 billion	0.70%
More than $5 billion but not over $10 billion	0.675%
More than $10 billion	0.65%

For as long as this fee structure is in place, the Adviser will waive an amount equal to any investment advisory fees indirectly incurred by the Portfolio as a result of its investment in any other mutual fund for which the Adviser or an affiliate serves as investment adviser, other than Thrivent Cash Management Trust.

Thrivent Moderately Aggressive Allocation Portfolio

$0-$500 million	0.70%
More than $500 million but not over $2 billion	0.675%
More than $2 billion but not over $5 billion	0.65%
More than $5 billion but not over $10 billion	0.625%
More than $10 billion	0.60%

For as long as this fee structure is in place, the Adviser will waive an amount equal to any investment advisory fees indirectly incurred by the Portfolio as a result of its investment in any other mutual fund for which the Adviser or an affiliate serves as investment adviser, other than Thrivent Cash Management Trust.

Thrivent Moderate Allocation Portfolio

$0-$500 million	0.65%
More than $500 million but not over $2 billion	0.625%
More than $2 billion but not over $5 billion	0.60%
More than $5 billion but not over $10 billion	0.575%
More than $10 billion	0.55%

For as long as this fee structure is in place, the Adviser will waive an amount equal to any investment advisory fees indirectly incurred by the Portfolio as a result of its investment in any other mutual fund for which the Adviser or an affiliate serves as investment adviser, other than Thrivent Cash Management Trust.

Thrivent Moderately Conservative Allocation Portfolio

$0-$500 million	0.60%
More than $500 million but not over $2 billion	0.575%
More than $2 billion but not over $5 billion	0.55%
More than $5 billion but not over $10 billion	0.525%
More than $10 billion	0.50%

For as long as this fee structure is in place, the Adviser will waive an amount equal to any investment advisory fees indirectly incurred by the Portfolio as a result of its investment in any other mutual fund for which the Adviser or an affiliate serves as investment adviser, other than Thrivent Cash Management Trust.

Thrivent International Allocation Portfolio

$0-$250 million	0.70%
More than $250 million but not over $1 billion	0.65%
More than $1 billion but not over $1.5 billion	0.625%
More than $1.5 billion	0.60%

Thrivent Partner Emerging Markets Equity Portfolio

$0-$100 million	0.95%
More than $100 million but not over $250 million	0.90%
More than $250 million	0.85%

Thrivent Partner Healthcare Portfolio

$0-$50 million	0.90%
More than $50 million but not over $100 million	0.85%
More than $100 million but not over $250 million	0.80%
More than $250 million	0.75%

Thrivent Small Cap Growth Portfolio

$0-$200 million	0.80%
More than $200 million	0.75%

Thrivent Mid Cap Growth Portfolio

$0-$200 million	0.75%
More than $200 million	0.70%

Thrivent Mid Cap Value Portfolio

$0-$200 million	0.75%
More than $200 million	0.70%

Thrivent ESG Index Portfolio

[$ -$ billion]	[	]%
[More than $ billion but not over $ billion]	[	]%
[More than $ billion]	[	]%

Thrivent International Index Portfolio

[$ -$ billion]	[	]%
[More than $ billion but not over $ billion]	[	]%
[More than $ billion]	[	]%